Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND INCREMENTAL ASSUMPTION AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND INCREMENTAL ASSUMPTION AGREEMENT, dated as of April 6, 2018 (this “Amendment”), by and among, SMART SAND, INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto (together with the Borrower, the “Loan Parties”), Jefferies Finance LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), and collateral agent for the Secured Parties, each financial institution party hereto as a Lender of 2018 Incremental Revolving Loans (as defined below) (in such capacity, each a “2018 Incremental Revolving Credit Lender” and collectively, the “2018 Incremental Revolving Credit Lenders”) and the Lenders that are party hereto.

WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 8, 2016 (as amended prior to the date hereof, the “Credit Agreement”), by and among, inter alios, the Borrower, the Administrative Agent and the lenders party thereto from time to time (the “Lenders”);

WHEREAS, (i) pursuant to Section 2.24(a) of the Credit Agreement, the Borrower has requested a Revolving Commitment Increase in an aggregate principal amount of $15,000,000 and (ii) the Borrower has requested that each 2018 Incremental Revolving Credit Lender provide, and each 2018 Incremental Revolving Credit Lender has agreed to provide, pursuant to Section 2.24(b) of the Credit Agreement, a 2018 Incremental Revolving Commitment under the Amended Credit Agreement (as defined below) as a Revolving Commitment Increase of the Revolving Credit Commitments made available to the Borrower on the Closing Date; and

WHEREAS, the parties hereto desire to make certain other amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, as of and after the First Amendment Effective Date (as defined below), refer to the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

Section 2. Amendments to Credit Agreement.

(a)Effective on the First Amendment Effective Date (as defined below), the parties hereto agree that the Credit Agreement is amended as follows:

(i)Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Incremental Facility Amount” contained therein in its entirety and by substituting the following in lieu thereof:

“Incremental Facility Amount” shall mean, at any time, the remainder of:

(a)$5,000,000, plus

(b)the aggregate amount of all permanent voluntary Revolving Credit Commitment reductions made pursuant to Section 2.09, minus

(c)the aggregate amount of all Incremental Revolving Commitments established prior to such time pursuant to Section 2.24 (other than the Incremental Revolving Commitments established pursuant to the First Amendment to Credit Agreement and Incremental Assumption Agreement, dated as of April 6, 2018, among, inter alios, the Borrower, the Administrative Agent and the Incremental Revolving Credit Lenders party thereto).

(ii)Section 5.12 of the Credit Agreement is hereby amended by deleting the reference to “Section 6.01(k)” in paragraph (b) thereof and substituting “Section 6.04(k)” in lieu thereof in each instance where such reference appears.

(iii)Section 6.01 of the Credit Agreement is hereby amended by deleting clause (g) thereof in its entirety and by substituting the following in lieu thereof:

“(g)	unsecured Indebtedness of the Borrower, and unsecured Guarantees thereof by the Subsidiary Guarantors in an aggregate principal amount not to exceed $20,000,000;”

(b)Except as specifically amended above, the Amended Credit Agreement and each of the other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein shall continue to secure the payment of all Obligations of the Borrower, as amended by this Amendment.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  On and after the First Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

Section 3.  2018 Incremental Revolving Loans.

(a)The Borrower hereby requests (and the parties hereto acknowledge and agree that this Amendment constitutes the notice required pursuant to Section 2.24 of the Credit Agreement and waive the requirement for a separate notice complying with the requirements of Section 2.24(a) of the Credit Agreement) a $15,000,000 Revolving Commitment Increase to be effective on April 6, 2018.

(b)Each 2018 Incremental Revolving Credit Lender severally agrees to make, from time to time on and after the First Amendment Effective Date until the Revolving Credit Maturity Date, Incremental Revolving Loans denominated in Dollars to the Borrower (each, a “2018 Incremental Revolving Loan” and, collectively, the “2018 Incremental Revolving Loans”) in an amount equal to the amount of such 2018 Incremental Revolving Credit Lender’s Incremental Revolving Commitment set forth on Schedule 1 hereto (each, a “2018 Incremental Revolving Commitment”).

(c)The 2018 Incremental Revolving Commitments shall constitute Incremental Revolving Commitments and a Revolving Commitment Increase of the Revolving Credit Commitments made available to the Borrower on the Closing Date, shall be of the same Class as such Revolving Credit Commitments and shall (together with the 2018 Incremental Revolving Loans) otherwise be subject to the same terms and conditions (including, and subject to clause (f) below, the same rights, remedies, protections, guarantees and collateral security afforded to the Obligations under the Amended Credit Agreement and the other Loan Documents) as the currently-existing Revolving Credit Commitments and Revolving Credit Loans as of the First Amendment Effective Date (immediately prior to the occurrence thereof).

(d)Upon the First Amendment Effective Date, each of the existing Revolving Credit Lenders shall automatically and without further act be deemed to have assigned to each of the 2018 Incremental Revolving Credit Lenders, and each of the 2018 Incremental Revolving Credit Lenders shall be deemed to have assumed from each of the existing Revolving Credit Lenders, at the par amount thereof, such interests in the Revolving Loans outstanding on the First Amendment Effective Date as shall be necessary in order that, after giving effect to such assignment and assumption, such Revolving Loans will be held by existing Revolving Credit Lenders and 2018 Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of 2018 Incremental Revolving Commitments to the Revolving Credit Commitments.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Credit Agreement shall not apply to the transactions effected pursuant this Section 3.

(e)Each 2018 Incremental Revolving Credit Lender: (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements delivered pursuant to Section 5.04 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(f)Each 2018 Incremental Revolving Credit Lender party hereto hereby agrees to make its 2018 Incremental Revolving Commitment on the following terms and conditions:

(i)Applicable Margin.  The Applicable Margin for each 2018 Incremental Revolving Loan shall be the Applicable Margin with respect to the Revolving Loans.

(ii)Principal Payments.  The Borrower shall repay the principal amount of each 2018 Incremental Revolving Loan as set forth in Section 2.04 of the Credit Agreement for the Revolving Loans.

(iii)Voluntary and Mandatory Prepayments.  The 2018 Incremental Revolving Loans shall be subject to the same terms and conditions regarding voluntary and mandatory prepayments as set forth in the Amended Credit Agreement for the Revolving Loans.

(g)Each 2018 Incremental Revolving Credit Lender acknowledges and agrees that, upon its execution of this Amendment (and the making of 2018 Incremental Revolving Loans, if applicable) on the First Amendment Effective Date, such 2018 Incremental Revolving Credit Lender shall become an “Incremental Revolving Credit Lender”, a “Revolving Credit Lender”, a “Lender” and a “Secured Party” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of an “Incremental Revolving Credit Lender”, a “Revolving Credit Lender”, a “Lender” and a “Secured Party” thereunder.

Section 4.  Use of Proceeds.  All proceeds of the 2018 Incremental Revolving Loans shall be used by the Borrower as provided for in the Credit Agreement with respect to Revolving Loans.

Section 5.  Severability.  In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

Section 7.  Entire Agreement.  This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Amendment and the other Loan Documents. Nothing in this Amendment or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Amendment or the other Loan Documents.

Section 8.  Ratification and Reaffirmation.  Each Loan Party party hereto hereby ratifies and reaffirms (a) its Obligations under the Amended Credit Agreement and each of the other Loan Documents to which it is a party and all of the covenants, duties, guarantees, indemnities, indebtedness and liabilities under the Amended Credit Agreement and the other Loan Documents to which it is a party and (b) the Liens and security interests created in favor of the Collateral Agent and the Secured Parties pursuant to each Security Agreement, which Liens and security interests shall continue in full force and effect during the term of the Amended Credit Agreement, and shall continue to secure the Obligations (as defined in the Amended Credit Agreement). Each Loan Party party hereto confirms that the secured liabilities (however described in the Security Documents) cover the Obligations, in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.

Section 9.  Representations and Warranties.  The Loan Parties hereby represent and warrant to the Administrative Agent, the 2018 Incremental Revolving Credit Lenders and the Lenders that:

(a)Each Loan Party party hereto has the power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate, partnership, limited liability company, and, if required, stockholder, partner or member action, as applicable, of each Loan Party party hereto.  This Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)The execution, delivery and performance of this Amendment by each Loan Party do not require any consent or approval of, registration or filing with, certificate, certification, permit, license or authorization from, or any other action by any Governmental Authority, in each case, except for such as have been made or obtained and are in full force and effect.

(c)The execution, delivery and performance of this Amendment by each Loan Party party hereto and the consummation of the transactions contemplated hereby will not (i) violate (A) any provision of law, statute, rule or regulation, (B) any order of or undertaking with any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is bound, except such violation as could not reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of (or the obligation to create or impose) any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party or (iii) violate any provision of the certificate or articles of incorporation or certificate of formation or other constitutive documents or by-laws, partnership agreement or limited liability company agreement of such Loan Party.

(d)The representations and warranties set forth in Article III of the Amended Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification contained therein) in all respects.

(e)On and immediately after the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

Section 10. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  The terms of Section 9.07, 9.11 and 9.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 11.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Amendment by facsimile or other customary means of electronic transmission, including by PDF file, shall be as effective as delivery of a manually signed counterpart of this Amendment.

Section 12.  Effectiveness.  This Amendment shall become effective on the date on which each of the following conditions shall have been satisfied or waived (the “First Amendment Effective Date”):

(a)the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, each Issuing Bank, the Swingline Lender, each 2018 Incremental Revolving Credit Lender and the other Lenders constituting the Required Lenders;

(b)the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the statements in Sections 9(d) and 9(e) are true as of the First Amendment Effective Date;

(c)the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit F to the Credit Agreement;

(d)the Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the 2018 Incremental Revolving Credit Lenders, a favorable written opinion of Alston & Bird LLP, counsel for the Borrower dated the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent;

(e)the Administrative Agent shall have received, (i) with respect to each Loan Party, certificates of good standing from the secretary of state of the state of organization of each Loan Party and (ii) with respect to the Borrower, a certificate of the Secretary or Assistant Secretary dated the First Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Amendment and the incurrence of the 2018 Incremental Revolving Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) attaching a certified copy of the certificate of incorporation of the Borrower, certified as of a recent date prior hereto, and (C) as to the incumbency and specimen signature of each officer executing the Amendment or any other Loan Document or any other document delivered in connection herewith on behalf of the Borrower;

(f)the Administrative Agent shall have received, for the ratable account of each 2018 Incremental Revolving Credit Lender, an upfront fee equal to 0.20% of the aggregate amount of the 2018 Incremental Revolving Commitments provided by each such 2018 Incremental Revolving Credit Lender on the First Amendment Effective Date; and

(g)all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder or in connection herewith, shall have been paid.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SMART SAND, INC., as Borrower

By:/s/ Lee E. Beckelman
Name:  Lee E. Beckelman
Title:   Chief Financial Officer

SMART SAND HIXTON LLC,

as a Subsidiary Guarantor

By: Smart Sand, Inc., its sole Member

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer

SMART SAND HOLDINGS LLC,

as a Subsidiary Guarantor

By: Smart Sand, Inc., its sole Member

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer

FAIRVIEW CRANBERRY COMPANY, LLC,

as a Subsidiary Guarantor

By: Smart Sand, Inc., its Manager

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer

WILL LOGISTICS, LLC,

as a Subsidiary Guarantor

By: Smart Sand, Inc., its Manager

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer

[Signature page to First Amendment to Credit Agreement]

JEFFERIES FINANCE LLC, as Administrative Agent, Collateral Agent, an Issuing Bank, the Swingline Lender, a Lender and a 2018 Incremental Revolving Credit Lender

By: /s/ J. Paul McDonnell
Name:J. Paul McDonnell
Title:Managing Director

[Signature page to First Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and a 2018 Incremental Revolving Credit Lender

By:	/s/ Nupur Kumar Name: Nupur Kumar Title: Authorized Signatory

By:	/s/ Christopher Zybrick Name: Christopher Zybrick Title: Authorized Signatory

[Signature page to First Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender and a 2018 Incremental Revolving Credit Lender

By: /s/ Josh Rosenthal	Name: Josh Rosenthal Title: Authorized Signatory

[Signature page to First Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and a 2018 Incremental Revolving Credit Lender

By:	/s/ Alicia Achug Name: Alicia Schug Title: Vice President

By:	/s/ Marguerite Sutton Name: Marguerite Sutton Title: Vice President

[Signature page to First Amendment to Credit Agreement]

IBERIABANK, as a 2018 Incremental Revolving Credit Lender

By:	/s/ John Michael Robinson III_______ Name: John Michael Robinson III Title: Assistant Vice President

[Signature page to First Amendment to Credit Agreement]

SCHEDULE 1

TO FIRST AMENDMENT TO CREDIT AGREEMENT

2018 Incremental Revolving Commitments

2018 Incremental Revolving Credit Lender	2018 Incremental Revolving Commitment	Pro Rata Share
Jefferies Finance LLC	$1,666,666.67	11.1%
Credit Suisse AG, Cayman Islands Branch	$1,666,666.67	11.1%
Goldman Sachs Bank USA	$1,111,111.10	7.4%
Deutsche Bank AG New York Branch	$555,555.56	3.7%
Iberiabank	$10,000,000.00	66.7%
Total	$15,000,000.00	100.0%